UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)              December 17, 2013

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2013, the Board of Directors (the “Board”) of Flushing Financial Corporation (the “Company”) amended the Company’s by-laws to adopt a majority vote standard for the election of directors in uncontested elections.

The amended and restated by-laws provide that in uncontested elections, director nominees must be elected by the majority of votes cast at the annual meeting of shareholders. Incumbent directors who fail to receive a majority of votes - and who would otherwise remain in office until a successor is elected under Delaware law - would be required to offer a letter of resignation for consideration by the Board which shall be required to act promptly. Plurality voting will continue to apply if the number of nominees exceeds the number of open director positions.  The Board’s decision to adopt a majority voting standard for the election of directors in uncontested elections demonstrates the Company’s continued commitment to best practices in corporate governance and the best interests of its shareholders.

Item 9.01. Exhibit.

99.1	Press Release dated December 17, 2013

99.2	Amended and Restated by-laws of Flushing Financial Corporation

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: December 17, 2013	By:	/s/ David W. Fry
David W. Fry
	Title:	Executive Vice President
and Chief Financial Officer